Exhibit T3A.30

List of listings No.:

EXTRACT FROM THE COMMERCIAL REGISTER

of the Municipal Court Bratislava III

Section.

Insert number: 26033/B

I. Business name

Intrum Slovakia s.r.o.

II. Headquarters

The name of the street (other public space) and the landmark number (or the registration number):

Toll 48

Municipality name: Bratislava - Staré Mesto

POSTAL CODE: 811 07

Country: the Slovak Republic

III. ID: 35 831 154

IV. Day of registration: 15.02.2002

V. Legal form: Limited liability company

VI. Subject of business (activity)

1. brokerage activity,

2. advertising and promotional activities,

3. forfaiting and factoring,

4. the activity of organizational and economic consultants,

5. lending from own resources,

6. leasing activity,

7. mediation of purchase, sale and lease of real estate,

8. purchase of goods for the purposes of its sale to the final consumer /retail/ in the scope of free trade,

9. purchase of goods for resale to other traders /wholesale/ in the scope of free trade,

10. the activities of a temporary employment agency,

11. the provision of consumer loans without limiting the scope of the provision of consumer loans

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VII. Statutory body: konatelia Name

and surname: Ing. Name and name of the

director Martin Musil

Residence:

The name of the street (other public space) and the landmark number (or the registration number):

Cherry 25

Village name: Dunajská Lužná

POSTAL CODE: 900 42

Country: Slovak Republic

Date of birth: 11.11.1977

Birth number: 771111/7678

Function: 04.02.2015

Name and surname: Ing. Zoltán Papp

Residence:

The name of the street (other public space) and the landmark number (or the registration number):

Muscat 5

Village name: Komárno

POSTAL CODE: 945 01

Country: Slovak Republic

Date of birth: 09.05.1981

Birth number: 810509/6615

Function: 04.02.2015

Name and surname: Ing. Andrej Solčányi

Residence:

The name of the street (other public space) and the landmark number (or the registration number):

Drieňová 16940/1H

Name of the municipality: Bratislava - městská čtvrt’ Ružinov

POSTAL CODE: 821 01

Country: Slovak Republic

Date of birth: 15.12.1981

Birth date: 811215/6118

Function: 04.02.2015

The manner in which the statutory body acts on behalf of a limited liability company:

At least two managing directors always act and sign on behalf of the company. Signing on behalf of the company shall be performed by the managing directors by adding their signature to the printed or written company name, names and functions of the signing managing directors.

VIII. Partners Business

name:

Intrum B.V.

Headquarters:

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The name of the street (other public space) and the landmark number (or the registration number):

Tupolevlaan 107

Village name: Schiphol Rijk

POSTAL CODE: 1119PA

Country: Kingdom of the Netherlands

Other identification number: 33273472

Deposit amount: EUR 6 650 000.000000

Repayment range: EUR 6 650 000,000000

IX. Supervisory Board

Name and surname: Marko Johannes Hietala

Residence:

The name of the street (other public space) and the landmark number (or the registration number):

Samulinranta 8

Village name: Jyväskylä

POSTAL CODE: 40520

Country: Republic of Finland

Date of birth: 16.08.1977

Other identification: travel document FP4397102

Function: 09.08.2022

Name and surname: Ing. Ing. name and surname: Karol Jurák

Residence:

The name of the street (other public space) and the landmark number (or the registration number):

Kataríny Franklová 5558/18

Village name: Pezinok

POSTAL CODE: 902 01

Country: Slovak Republic

Date of birth: 24.01.1974

Birth date: 740124/7359

Expiry of office: 14.11.2022

Name and surname: Péter Felfalusi

Residence:

The name of the street (other public space) and the landmark number (or the registration number):

Gyűszűvirág utca 8

Village name: Üröm

Postal code: 2906

State: Hungary

Date of birth: 04.03.1970

Other identification: travel document BT5901072

Expiry of office: 26.09.2024

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X. Amount of share capital

EUR 6 650 000.000000

XI. Extent of capital redemption

EUR 6 650 000.000000

Other legal facts

XII. Other additional legal facts

1. The company was established by the Memorandum of Association dated .1.2002 in accordance with the provisions of §§ 105 - 153 of the cust.no. 513/1991 Coll. in the wording of the cust.no. 500/2001 Coll.

Share : 300 000,- CZK

paid: 170 000,- CZK

2. Minutes of the general meeting of . 2. 2002.

3. Minutes of the general meeting of March 2002, at which the increase of the share capital was approved.

4. Minutes of the General Meeting of .02.2004 - change of registered office.

5. Minutes of the extraordinary general meeting of 14.06.2005 (approval of the transfer of shares). Decision of the sole shareholder dated .06.2005. Decision of the sole shareholder dated 08.07.2005 (full text of the articles of association).

6. Decision of the sole shareholder of 16.9.2005 - change of the business name from CREDITEXPRESS Slovakia s.r.o. to Intrum Justitia Slovakia s.r.o.

7. Decision of the sole shareholder dated 5.12.2008.

8. Decision of the sole shareholder dated 29.04.2010.

9. Decision of the sole shareholder dated 07.07.2010.

10. Decision of the sole shareholder dated .11.2010.

11. Decision of the sole shareholder dated 20.06.2012.

12. Decision of the sole shareholder dated 17.10.2012.

13. Decision of the sole shareholder dated 17.01.2013.

14. Minutes of the Extraordinary General Meeting of 04.02.2015.

15. Decision of the sole shareholder dated 14.12.2015.

16. Decision of the sole shareholder dated 26.02.2016.

17. Decision of the sole shareholder dated 06.02.2018.

Extract dated 04.10.2024

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